UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 4, 2003

                         CAVALCADE OF SPORTS MEDIA, INC.
                         -------------------------------

             (Exact name of registrant as specified in its charter)


           Nevada                      000-31048              33-0766069
----------------------------          -----------        -------------------
(State or other jurisdiction           Commission          (IRS Employer
     of Incorporation)                 File Number       Identification No.)


      12268 Via Latina, Del Mar, California                       92914
     ----------------------------------------                   ----------
     (Address of principal executive offices)                   (Zip Code)



       Registrant's Telephone Number, including area code: (858) 481-2207

         (Former name or former address, if changed since last report.)


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                                    FORM 8-K

ITEM 5. OTHER EVENTS. REVERSE STOCK SPLIT; CHANGE IN CAPITAL

Cavalcade of Sports Media, Inc. has effectuated a one-for-thirty reverse stock split of its common stock, $.001 par value, which was approved unanimously by the Board of Directors and by holders of the majority of the issued and outstanding shares of common stock. Effective September 4, 2003, every thirty issued and outstanding shares of Cavalcade common stock shall be converted automatically into one share of Cavalcade common stock. Cavalcade is not requiring its shareholders to surrender their certificates and has established no deadline for the exchange of certificates. The new trading symbol for the Cavalcade common stock, which was previously CVOS, is "CVCD." Common stock continues to trade on the OTCBB on a post-reverse stock split basis. The reverse stock split does not affect any stock holder's proportionate equity interest in CVCD, nor does it change any of the rights of the holders of the common stock. CVCD has 1,000,630 shares of common stock issued and outstanding as a result of the reverse stock split.

New stock certificates, when available, will bear a new CUSIP number: 14949Y209. The capital funds created from the reverse split will be accounted for as "Additional Paid in Capital" on the Company's balance sheet.

Notifications were made timely and in accordance with Rule 10b-17 of The Securities Exchange Act of 1934.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CAVALCADE OF SPORTS MEDIA, INC.




Date: September 4, 2003                 /S/ Ed Litwak, President
                                        ----------------------------
                                            Ed Litwak, President


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